As filed with the Securities and Exchange Commission on December 19, 1997 Commission File No. 33-97770


                  SECURITIES AND EXCHANGE COMMISSION
                      Washington D. C. 20549
                             FORM 8K
                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): November 18, 1997


                      LEVEL BEST GOLF, INC.

      (Exact name of registrant as specified in its charter)


FLORIDA                                                  	59-3205644
(State or other jurisdiction                       	(I.R.S. Employer
of incorporation or organization)   	         Identification Number)

14561 58th Street North, Clearwater, Florida 34620	(813) 535-7770


(Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)

APPLICABLE

Item 2. ACQUISITION OR DISPOSITION OF ASSETS
Item 5. OTHER MATERIALLY IMPORTANT EVENTS
Item 6. RESIGNATION OF REGISTRANT'S DIRECTORS

Item 2. On November 18, 1997, the registrant received a letter from the registrant's secured creditor, Highpoint Capital LLC, ("Highpoint") demanding payment of the outstanding balance of the Registrant's indebtedness to Highpoint. On November 19, the Registrant's board approved a Peaceful Possession Agreement in Favor of Highpoint covering the Registrant's entire inventory which secures the indebtedness to Highpoint. At public sales on December 11, Highpoint purchased the inventory.

Item 5. The Registrant is pursuing several possible transactions without one of which being completed the Registrant will be unable to remain in business. There is no assurance any such transaction can be completed.

Item 6. On December 5, 1997, James G. Solomom, Patricia A. Sanders and William E. Foley resigned as officers and directors of the Registrant.


/s/ Fred L. Solomon				                            	December 19, 1997
Fred L. Solomon
Chief Executive Officer and
Director (Principal Executive Officer)